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                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                   ----------

                               FIRSTAR BANK, N.A.
              (Exact name of Trustee as specified in its charter)

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
A National Banking Association                      41-0122055
(State of incorporation if not a national bank)     (IRS Employee Identification No.)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                                 55101
(Address of principal executive offices)            (Zip Code)
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                             FIRSTAR BANK, N.A.
                             101 East Fifth Street
                            St. Paul, Minnesota 55101
                                 (651) 229-2600
        (Exact name, address and telephone number of agent for service)

                                   ----------

                       TRI-UNION DEVELOPMENT CORPORATION
                          TRI-UNION OPERATING COMPANY

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
                  Texas                                        76-0503660
                  Delaware                                     94-2285498
(State of incorporation or other jurisdiction)      (IRS Employer Identification No.)

530 Lovett Boulevard
Houston, Texas                                      77006
(Address of principal executive offices)            (Zip Code)
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                                   ----------

                      12.5% Senior Secured Notes due 2006
                        (Title of Indenture Securities)
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Item 1.   General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency
                        Treasury Department
                        Washington, DC

                        Federal Deposit Insurance Corporation
                        Washington, DC

                        The Board of Governors of the Federal Reserve System Washington, DC

          (b)  The Trustee is authorized to exercise corporate trust powers.

                                     GENERAL

Item 2. Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

          None
          See Note following Item 16.


Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.


Item 16. List of Exhibits. Listed below are all the exhibits filed as part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-35544.

          Exhibit 1. Copy of Articles of Association of the trustee now in effect.

          Exhibit 2.     a.   A copy of the certificate of the Comptroller of
                              Currency dated June 1, 1965, authorizing Firstar
                              Bank of Minnesota, N.A. to act as fiduciary.

                         b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.

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          Exhibit 3.     A copy of the authorization of the trustee to exercise
                         corporate trust powers issued by the Federal Reserve Board.

          Exhibit 4.     Copy of the By-Laws of the trustee as now in effect.

          Exhibit 5.     Copy of each Indenture referred to in Item 4.

          Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

          Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

          The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 19th day of July, 2001.

                                        FIRSTAR BANK, N.A.,


    [SEAL]                              /s/ FRANK P. LESLIE III
                                        -----------------------------------
                                        Frank P. Leslie III, Vice President


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                                   EXHIBIT 6

                                    CONSENT

          In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  July 19, 2001

                                        FIRSTAR BANK, N.A.



                                        /s/ FRANK P. LESLIE III
                                        -----------------------------------
                                        Frank P. Leslie III, Vice President



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                                                                       EXHIBIT 7

                       FIRSTAR BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2000

                                    ($000'S)

ASSETS                                                                12/31/00
                                                                    ------------

       Cash and Due From Depository Institutions                    $ 4,544,505
       Federal Reserve Stock                                                -0-
       Securities                                                    12,945,944
       Federal Funds                                                    410,689
       Loan & Lease Financing Receivables                            50,162,986
       Fixed Assets                                                     931,227
       Intangible Assets                                              1,322,468
       Other Assets                                                   2,275,734
                                                                    -----------
              TOTAL ASSETS                                          $72,593,553

LIABILITIES

       Deposits                                                     $53,380,847
       Fed Funds                                                      5,278,558
       Treasury Demand Notes                                            357,723
       Trading Liabilities                                                4,682
       Other Borrowed Money                                           4,446,474
       Acceptances                                                       19,638
       Subordinated Notes and Debentures                              2,016,942
       Other Liabilities                                            $ 1,642,637
                                                                    -----------
              TOTAL LIABILITIES                                     $67,147,501

EQUITY
       Common and Preferred Stock                                   $    18,200
       Surplus                                                        3,540,002
       Undivided Profits                                              1,887,850
                                                                    -----------
             TOTAL EQUITY CAPITAL                                   $ 5,446,052

TOTAL LIABILITIES AND EQUITY CAPITAL                                $72,593,553